Exhibit 107
Calculation of Filing Fee Table

Form S-8
(Form Type)
Tandem Diabetes Care, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share, 2023 Long-Term Incentive Plan, as amended	Other(2)	3,000,000(3)	$46.725	$140,175,000.00	0.0001476	$20,689.83
Equity	Common Stock, $0.001 par value per share, 2013 Employee Stock Purchase Plan, as amended	Other(2)	3,000,000(3)	$46.725	$140,175,000.00	0.0001476	$20,689.83

Total Offering Amounts					$280,350,000.00		$41,379.66
Total Fee Offsets							$—
Net Fee Due							$41,379.66

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the Tandem Diabetes Care, Inc.’s 2023 Long-Term Incentive Plan, as amended (the “Plan”), and Tandem Diabetes Care, Inc.’s 2013 Employee Stock Purchase Plan, as amended (the “ESPP”), by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per share and maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock on May 17, 2024, as reported on The Nasdaq Global Market.

(3) Represents additional shares of Common Stock authorized for issuance under the Plan, as amended, pursuant to an amendment to the Plan approved at the Registrant’s 2024 Annual Meeting of Stockholders held on May 22, 2024.

(4) Represents additional shares of Common Stock authorized for issuance under the ESPP, pursuant to an amendment to the ESPP approved at the Registrant’s 2024 Annual Meeting of Stockholders held on May 22, 2024.